UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2005

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (865) 922-1123

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On September 16, 2005, Regal Entertainment Group (the “Company”) paid a quarterly dividend in the amount of $0.30 per share to the holders of record on September 8, 2005 of the Company’s Class A and Class B common stock.  In connection with the payment of the quarterly dividend, the Company adjusted the conversion price of the 3 3/4% Convertible Senior Notes due May 15, 2008 (the “Notes”) pursuant to the Indenture, dated as of May 28, 2003, as amended by that First Supplemental Indenture, dated as of April 5, 2005. After adjustment for the quarterly dividend, effective September 19, 2005, the conversion price of the Notes is $15.3042 per share.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, the information in this report is furnished pursuant to Item 7.01. and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date:	September 21, 2005	By:	/s/ PETER B. BRANDOW
		Name:	Peter B. Brandow
		Title:	Executive Vice President, General Counsel
and Secretary